EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Windsor Fund
File Number: 811-834
Registrant CIK Number: 0000107606

Item 73

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 1 SEC Identifier S000004417 Windsor
Class 1 SEC Identifier C000012178
Class 2 SEC Identifier C000012179

Item 73

Distributions per share for which record date passed during the period:

B)      1. Distributions of capital gains                                                                           $__1.559
        2. Distributions of capital gains from a second class of open-end company shares                            $__5.260

Series 2 SEC Identifier S000004418 Windsor II
Class 1 SEC Identifier C000012180
Class 2 SEC Identifier C000012181

Item 73

Distributions per share for which record date passed during the period:

B)      1. Distributions of capital gains                                                                           $___.878
        2. Distributions of capital gains from a second class of open-end company shares                            $__1.558
